Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS RECORD THIRD QUARTER AND

NINE MONTHS RESULTS;

QUARTERLY DIVIDEND RAISED TO $0.28 PER SHARE

Highlights

•	Third Quarter Financial Summary

•	Record U.S. GAAP Net Revenues of $227.2 million, up 21% and 4% compared to Q3 2013 and Q2 2014, respectively

•	U.S. GAAP Net Income from Continuing Operations of $25.2 million, up 25% and down 15% compared to Q3 2013 and Q2 2014, respectively, or $0.58 per share, up 49% and flat compared to Q3 2013 and Q2 2014, respectively

•	Record Adjusted Pro Forma Net Revenues of $224.8 million, up 21% and 3% compared to Q3 2013 and Q2 2014, respectively

•	Record third quarter Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $32.9 million, up 35% and 7% compared to Q3 2013 and Q2 2014, respectively, or $0.71 per share, up 34% and 8% compared to Q3 2013 and Q2 2014, respectively

•	Year-to-Date Financial Summary

•	Record U.S. GAAP Net Revenues of $594.0 million, up 9% compared to the same period in 2013

•	U.S. GAAP Net Income from Continuing Operations of $68.3 million, up 33% compared to the same period in 2013, or $1.41 per share, up 41% compared to the same period in 2013

•	Record Adjusted Pro Forma Net Revenues of $591.0 million, up 8% compared to the same period in 2013

•	Record Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. of $78.4 million, up 11% compared to the same period in 2013, or $1.67 per share, up 8% compared to the same period in 2013

•	Entered into definitive agreements to acquire International Strategy & Investment (“ISI”), a leading independent research-driven equity sales and agency trading firm and the 40% interest in Evercore’s institutional equity business not already owned by Evercore

•	Investment Banking

•	Continue to advise on many of the largest and most complex transactions:

•	The largest E&P M&A deal of 2014 to date: Athlon on its announced sale for $7.1 billion to Encana Corporation

•	The largest IPO ever: Alibaba, as a senior co-manager on its $25 billion offering; also acted as co-manager on the largest U.S. bank IPO ever, Citizens Financial Group on its $3.5 billion offering

•	Occidental Petroleum on the announced spin-off of its California oil and gas business

•	Shire on the announced $55 billion AbbVie/Shire transaction which was terminated

•	Vista Equity Partners and SumTotal Systems, LLC on the sale of SumTotal to SkillSoft Limited

•	OAO Severstal on the concurrent sale of two U.S. assets for $2.3 billion

•	Year to date, have hired a total of six partners in technology, healthcare, oil and gas, media and European debt advisory

•	Investment Management

•	Assets Under Management in consolidated businesses were $14.5 billion

•	Returned $165.6 million of capital to shareholders for the first nine months through dividends and repurchases, including repurchases of 2,565,000 shares. Repurchased 843,000 shares in the third quarter, for a total consideration of $42.2 million. Increased the quarterly dividend to $0.28 per share

NEW YORK, October 22, 2014 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $227.2 million for the quarter ended September 30, 2014, compared to $187.3 million and $217.7 million for the quarters ended September 30, 2013 and June 30, 2014, respectively. U.S. GAAP Net Revenues were $594.0 million for the nine months ended September 30, 2014, compared to $546.8 million for the nine months ended September 30, 2013. U.S. GAAP Net Income from Continuing Operations for the third quarter was $25.2 million, or $0.58 per share, compared to $20.1 million, or $0.39 per share, a year ago and $29.7 million, or $0.58 per share, last quarter. U.S. GAAP Net Income from Continuing Operations was $68.3 million, or $1.41 per share, for the nine months ended September 30, 2014, compared to $51.4 million, or $1.00 per share, for the same period last year.

Adjusted Pro Forma Net Revenues were a record $224.8 million for the quarter ended September 30, 2014, compared with $186.5 million and $217.3 million for the quarters ended September 30, 2013 and June 30, 2014, respectively. Adjusted Pro Forma Net Revenues were a record $591.0 million for the nine months ended September 30, 2014, compared with $545.5 million for the nine months ended September 30, 2013. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was $32.9 million, or $0.71 per share, for the third quarter, representing a record result for a third quarter, compared to $24.3 million, or $0.53 per share, a year ago and $30.7 million, or $0.66 per share, last quarter. Adjusted Pro Forma Net Income from Continuing Operations Attributable to Evercore Partners Inc. was a record $78.4 million, or $1.67 per share, for the nine months ended September 30, 2014, compared to $70.6 million, or $1.54 per share, for the same period last year.

The U.S. GAAP trailing twelve-month compensation ratio of 60.5% compares to 63.8% for the same period in 2013 and 61.2% for the twelve months ended June 30, 2014. The U.S. GAAP compensation ratio for the three months ended September 30, 2014, September 30, 2013 and June 30, 2014 was 60.1%, 63.2% and 59.4%, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 59.3%, compared to 58.9% for the same period in 2013 and for the twelve months ended June 30, 2014. The Adjusted Pro Forma compensation ratio for the current quarter was 60.5%, compared to 59.2% and 58.3% for the quarters ended September 30, 2013 and June 30, 2014, respectively.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We are pleased with our third quarter results, as we reported record quarterly revenues and the best third quarter earnings in our history. Our record results were driven by our Advisory business with significant contributions across multiple industry sectors, including Financial Services, Health Care, Mining, Technology and Transportation. Our Equity Capital Markets

team also contributed, participating in two of the largest transactions in history during the quarter. Based on our current backlog, we fully expect the momentum in our investment banking business to continue through year end. We are working hard to close our announced acquisition of International Strategy & Investment as soon as possible. This combination enables us to be relevant to our clients on their most important strategic transactions, whether they are mergers, acquisitions, divestitures, restructurings or equity offerings. We are optimistic that the transaction will enhance the growth rate in our advisory business and will provide us with a second high margin growth business,” said Ralph Schlosstein, President and Chief Executive Officer. “Our results also demonstrate our commitment to delivering returns to our shareholders as we repurchased almost 2.6 million shares and returned $165.6 million to shareholders for the first nine months of 2014. Our quarterly dividend was increased to $0.28 per share and our share buyback authorization was increased to a maximum of $350 million, or 7 million shares. The increase provides the flexibility to offset a significant portion of the equity granted in the ISI acquisition.”

“2014 is developing into another year of strong growth for Evercore, as Investment Banking revenues have grown 9% year over year for the first nine months and advisory fees grew over 10%, resulting in record earnings for the Investment Banking business for the period,” said Roger Altman, Executive Chairman. “Our core businesses are performing well as productivity continues to rise, backlogs remain strong and talented bankers continue to be attracted to our independent advisory model. Conditions remain favorable for M&A and I am optimistic we will sustain our momentum.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	% Change
	(dollars in thousands)
Net Revenues	$227,161	$217,696	$187,328	4%	21%	$593,970	$546,756	9%
Operating Income	$39,346	$43,035	$31,868	(9%)	23%	$103,095	$86,299	19%
Net Income from Continuing Operations	$25,184	$29,686	$20,080	(15%)	25%	$68,262	$51,417	33%
Diluted Earnings Per Share from Continuing Operations	$0.58	$0.58	$0.39	—%	49%	$1.41	$1.00	41%
Compensation Ratio	60.1%	59.4%	63.2%			60.2%	64.3%
Operating Margin	17.3%	19.8%	17.0%			17.4%	15.8%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	% Change
	(dollars in thousands)
Net Revenues	$224,757	$217,282	$186,472	3%	21%	$590,997	$545,519	8%
Operating Income	$51,448	$51,429	$42,475	—%	21%	$129,265	$123,415	5%
Net Income from Continuing Operations Attributable to Evercore Partners Inc.	$32,930	$30,723	$24,331	7%	35%	$78,379	$70,609	11%
Diluted Earnings Per Share from Continuing Operations	$0.71	$0.66	$0.53	8%	34%	$1.67	$1.54	8%
Compensation Ratio	60.5%	58.3%	59.2%			59.4%	59.3%
Operating Margin	22.9%	23.7%	22.8%			21.9%	22.6%

The U.S. GAAP and Adjusted Pro Forma results present the continuing operations of the Company, which exclude amounts related to Evercore Pan-Asset Capital Management (“Pan”), whose operations were discontinued during the fourth quarter of 2013. See page A-1 for the full financial results of the Company including its discontinued operations.

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$202,178	$192,251	$163,975	5%	23%	$522,933	$478,812	9%
Other Revenue, net	850	(928)	(330)	NM	NM	(731)	(966)	24%

Net Revenues	203,028	191,323	163,645	6%	24%	522,202	477,846	9%

Expenses:
Employee Compensation and Benefits	122,064	114,622	104,139	6%	17%	315,443	309,459	2%
Non-compensation Costs	39,581	38,366	29,760	3%	33%	107,936	87,206	24%
Special Charges	3,732	—	—	NM	NM	3,732	—	NM

Total Expenses	165,377	152,988	133,899	8%	24%	427,111	396,665	8%

Operating Income	$37,651	$38,335	$29,746	(2%)	27%	$95,091	$81,181	17%

Compensation Ratio	60.1%	59.9%	63.6%			60.4%	64.8%
Operating Margin	18.5%	20.0%	18.2%			18.2%	17.0%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$196,535	$188,587	$160,543	4%	22%	$510,789	$469,657	9%
Other Revenue, net	1,984	177	768	NM	158%	2,693	2,315	16%

Net Revenues	198,519	188,764	161,311	5%	23%	513,482	471,972	9%

Expenses:
Employee Compensation and Benefits	121,472	112,057	96,712	8%	26%	309,072	282,721	9%
Non-compensation Costs	29,482	32,217	26,328	(8%)	12%	89,161	77,591	15%

Total Expenses	150,954	144,274	123,040	5%	23%	398,233	360,312	11%

Operating Income	$47,565	$44,490	$38,271	7%	24%	$115,249	$111,660	3%

Compensation Ratio	61.2%	59.4%	60.0%			60.2%	59.9%
Operating Margin	24.0%	23.6%	23.7%			22.4%	23.7%

For the third quarter, Evercore’s Investment Banking segment reported Net Revenues of $198.5 million, which represents an increase of 23% year-over-year and 5% sequentially. Operating Income of $47.6 million increased 24% from the third quarter of last year and 7% sequentially. Operating Margins were 24.0% in comparison to 23.7% for the third quarter of last year and 23.6% for the second quarter of 2014. For the nine months ended September 30, 2014, Investment Banking reported Net Revenues of $513.5 million, an increase of 9% from last year. Year-to-date Operating Income was $115.2 million compared to $111.7 million last year. Year-to-date Operating Margins were 22.4%, compared to 23.7% last year.

Revenues

During the quarter, Investment Banking earned advisory fees from 162 clients (vs. 136 in Q3 2013 and 150 in Q2 2014) and fees in excess of $1 million from 50 transactions (vs. 31 in Q3 2013 and 40 in Q2 2014). For the first nine months of the year, Investment Banking earned advisory fees from 310 clients (vs. 269 last year) and fees in excess of $1 million from 117 transactions (vs. 95 last year).

Expenses

Compensation costs were $121.5 million for the third quarter, an increase of 26% year-over-year and 8% sequentially. The trailing twelve-month compensation ratio was 60.5%, up from 59.2% a year ago and 60.2% the previous quarter. Evercore’s Investment Banking compensation ratio was 61.2% for the third quarter, up versus the compensation ratio reported for the three months ended September 30, 2013 of 60.0% and June 30, 2014 of 59.4%. Year to-date compensation costs were $309.1 million, an increase of 9% from the prior year.

Non-compensation costs for the current quarter were $29.5 million, up 12% from the same period last year and down 8% sequentially. The increase in costs versus the prior year reflects the addition of personnel within the business, increased new business costs associated with higher levels of global transaction activity and higher professional fees associated with a limited number of investment bankers serving under consulting contracts. The ratio of non-compensation costs to net revenue for the current quarter was 14.9%, compared to 16.3% in the same quarter last year and 17.1% in the previous quarter. Year-to-date non-compensation costs were $89.2 million, up 15% from the prior year. The ratio of non-compensation costs to net revenue for the nine months ended September 30, 2014 was 17.4%, compared to 16.4% last year.

Institutional Equities

The Institutional Equities business reported a loss in the third quarter of 2014 as secondary revenues softened following the announcement of the plan to acquire ISI and to integrate ISI with Evercore’s institutional equity business. Revenues of $8.2 million in the quarter were down 3% in comparison to the third quarter of 2013 and down 27% versus the second quarter of 2014. Expenses were $13.8 million for the third quarter. The losses resulted in a reduction in Adjusted Pro Forma EPS of $0.03 in the quarter after taxes and non-controlling interest, an increase in the compensation ratio to 60.5% from 57.4%, and a reduction in operating margins to 22.9% from 26.3% without the equities business.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$24,777	$26,801	$24,238	(8%)	2%	$73,493	$70,764	4%
Other Revenue, net	(644)	(428)	(555)	(50%)	(16%)	(1,725)	(1,854)	7%

Net Revenues	24,133	26,373	23,683	(8%)	2%	71,768	68,910	4%

Expenses:
Employee Compensation and Benefits	14,497	14,724	14,189	(2%)	2%	41,856	42,255	(1%)
Non-compensation Costs	7,941	6,949	7,372	14%	8%	21,908	21,537	2%

Total Expenses	22,438	21,673	21,561	4%	4%	63,764	63,792	—%

Operating Income	$1,695	$4,700	$2,122	(64%)	(20%)	$8,004	$5,118	56%

Compensation Ratio	60.1%	55.8%	59.9%			58.3%	61.3%
Operating Margin	7.0%	17.8%	9.0%			11.2%	7.4%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,926	$28,014	$24,789	(7%)	5%	$76,400	$72,631	5%
Other Revenue, net	312	504	372	(38%)	(16%)	1,115	916	22%

Net Revenues	26,238	28,518	25,161	(8%)	4%	77,515	73,547	5%

Expenses:
Employee Compensation and Benefits	14,497	14,724	13,678	(2%)	6%	41,856	40,562	3%
Non-compensation Costs	7,858	6,855	7,279	15%	8%	21,643	21,230	2%

Total Expenses	22,355	21,579	20,957	4%	7%	63,499	61,792	3%

Operating Income	$3,883	$6,939	$4,204	(44%)	(8%)	$14,016	$11,755	19%

Compensation Ratio	55.3%	51.6%	54.4%			54.0%	55.2%
Operating Margin	14.8%	24.3%	16.7%			18.1%	16.0%
Assets Under Management (in millions) (1)	$14,482	$14,643	$13,210	(1%)	10%	$14,482	$13,210	10%

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the third quarter, Investment Management reported Net Revenues and Operating Income of $26.2 million and $3.9 million, respectively. Investment Management reported a third quarter Operating Margin of 14.8%. For the nine months ended September 30, 2014, Investment Management reported Net Revenues and Operating Income of $77.5 million and $14.0 million, respectively. The year-to-date Operating Margin was 18.1%, compared to 16.0% last year.

As of September 30, 2014, Investment Management reported $14.5 billion of AUM, a decrease of 1% from June 30, 2014.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$7,906	$7,519	$7,006	5%	13%	$22,592	$20,120	12%
Institutional Asset Management (1)	11,777	11,491	10,689	2%	10%	34,403	32,228	7%
Private Equity	2,055	2,024	2,351	2%	(13%)	6,104	8,275	(26%)

Total Investment Advisory and Management Fees	21,738	21,034	20,046	3%	8%	63,099	60,623	4%

Realized and Unrealized Gains
Institutional Asset Management	1,367	1,732	1,518	(21%)	(10%)	4,742	4,867	(3%)
Private Equity	1,671	4,023	2,663	(58%)	(37%)	5,633	5,213	8%

Total Realized and Unrealized Gains	3,038	5,755	4,181	(47%)	(27%)	10,375	10,080	3%

Equity in Earnings of Affiliates (2)	1,150	1,225	562	(6%)	105%	2,926	1,928	52%

Investment Management Revenues	$25,926	$28,014	$24,789	(7%)	5%	$76,400	$72,631	5%

(1)	Management fees from Institutional Asset Management were $11.8 million, $11.5 million and $10.7 million for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, and $34.4 million and $32.3 million for the nine months ended September 30, 2014 and 2013, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5 | Evercore—Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $21.7 million for the quarter ended September 30, 2014 increased 8% compared to the same period a year ago, driven primarily by higher fees in Wealth Management and Institutional Asset Management, partially offset by lower fees in Private Equity.

Realized and Unrealized Gains of $3.0 million in the quarter decreased relative to the prior year; the change relative to the prior period was driven principally by lower Private Equity gains which by their nature may fluctuate significantly in both timing and amount.

Equity in Earnings of Affiliates of $1.2 million in the quarter increased relative to the prior year principally as a result of higher income earned in the third quarter of 2014 by ABS and G5 | Evercore.

Expenses

Investment Management’s third quarter expenses were $22.4 million, up 7% compared to the third quarter of 2013 and 4% compared to the previous quarter. Year-to-date Investment Management expenses were $63.5 million, up 3% from a year ago.

Acquisition of ISI

On August 3, 2014, Evercore announced its intent to acquire the operating businesses of ISI. Since that time we have made considerable progress in planning for the integration of the Evercore Institutional Equities team with the ISI business. To date, we are pleased with the progress and the performance of the business.

•	In October, Institutional Investor announced that ISI was ranked #5 overall in the annual ranking of research analysts, increasing from #10 in 2013.

•	Despite a falloff in revenues in the first month after announcement, ISI generated approximately $45 million of revenues for the third quarter, up modestly in comparison with the third quarter of 2013. ISI has also begun to implement new policies and procedures to reduce the impact of non-compensation costs on operating margins.

•	The combined research and distribution teams have been announced. We have retained virtually all of the senior professionals that we targeted for the team.

•	Closing of the acquisition is expected in November.

Other U.S. GAAP Adjustments

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and nine months ended September 30, 2014 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with the Lexicon acquisition, Special Charges, certain business acquisition-related charges and other professional fees. These acquisition-related charges for the third quarter of 2014 include professional fees incurred related to the announcement of the Company’s intent to acquire all of the outstanding equity interests of the operating businesses of ISI. Given the size of the transaction and the fact that the nature of these costs is not in line with our core business expenses, the Company has excluded these costs from its Adjusted Pro Forma results. In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore’s Adjusted Pro Forma Diluted Shares Outstanding for the three and nine months ended September 30, 2014 was higher than U.S. GAAP as a result of the inclusion of all Evercore LP partnership units, as well as the assumed vesting of all acquisition-related share issuances and unvested restricted stock units granted to Lexicon employees.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2013 and the three months ended June 30, 2014, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses primarily range from 62% to 73%. For the periods ended September 30, 2014, June 30, 2014 and September 30, 2013 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
	(dollars in thousands)
Segment
Investment Banking (1)	$(2,669)	$(667)	$112	$(4,200)	$696
Investment Management (1)	342	1,308	636	3,067	1,460

Total	$(2,327)	$641	$748	$(1,133)	$2,156

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions, and allocations for discontinued operations, which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three and nine months ended September 30, 2014, Evercore’s Adjusted Pro Forma effective tax rate was 38.0% and 37.2%, respectively, compared to 38.0% for the three and nine months ended September 30, 2013. The effective tax rate for 2014 reflects the higher level of losses allocated to non-controlling interest holders relating to the Institutional Equities business.

For the three and nine months ended September 30, 2014, Evercore’s U.S. GAAP effective tax rate was approximately 37.7% and 35.9%, respectively, compared to 38.1% and 42.0% for the three and nine months ended September 30, 2013. The effective tax rate for U.S. GAAP purposes for 2014 reflects significant adjustments relating to the tax treatment of non-controlling interest associated with Evercore LP Units, state, local and foreign taxes, and other adjustments. In addition, for 2013, the effective tax rate for U.S. GAAP reflects the tax treatment of compensation transactions related to the vesting of Evercore LP Units, which were fully vested as of December 31, 2013.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $269.8 million at September 30, 2014. Current assets exceed current liabilities by $264.2 million at September 30, 2014. Amounts due related to the Long-Term Notes Payable were $104.8 million at September 30, 2014.

Capital Transactions

On October 20, 2014, the Board of Directors of Evercore declared a quarterly dividend of $0.28 per share to be paid on December 12, 2014 to common stockholders of record on November 28, 2014.

During the three months ended September 30, 2014 the Company repurchased approximately 843,000 shares at an average cost per share of $50.00, and a total of 2,565,000 shares in the nine months ended September 30, 2014 at an average price of $52.69.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 22, 2014, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 18253034. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 18253034. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 21 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Investment Banking Revenue	$202,178	$163,975	$522,933	$478,812
Investment Management Revenue	24,777	24,238	73,493	70,764
Other Revenue	4,170	2,934	8,861	7,466

Total Revenues	231,125	191,147	605,287	557,042
Interest Expense (1)	3,964	3,819	11,317	10,286

Net Revenues	227,161	187,328	593,970	546,756

Expenses
Employee Compensation and Benefits	136,561	118,328	357,299	351,714
Occupancy and Equipment Rental	9,999	8,579	29,621	25,494
Professional Fees	10,862	9,920	31,361	27,053
Travel and Related Expenses	9,576	7,801	27,058	23,251
Communications and Information Services	3,974	3,043	11,269	9,825
Depreciation and Amortization	3,508	3,582	10,866	10,730
Special Charges	3,732	—	3,732	—
Acquisition and Transition Costs	4,122	—	5,238	58
Other Operating Expenses	5,481	4,207	14,431	12,332

Total Expenses	187,815	155,460	490,875	460,457

Income Before Income from Equity Method Investments and Income Taxes	39,346	31,868	103,095	86,299
Income from Equity Method Investments	1,102	562	3,381	2,333

Income Before Income Taxes	40,448	32,430	106,476	88,632
Provision for Income Taxes	15,264	12,350	38,214	37,215

Net Income from Continuing Operations	25,184	20,080	68,262	51,417

Discontinued Operations
Income (Loss) from Discontinued Operations	—	(2,811)	—	(4,236)
Provision (Benefit) for Income Taxes	—	(985)	—	(1,462)

Net Income (Loss) from Discontinued Operations	—	(1,826)	—	(2,774)

Net Income	25,184	18,254	68,262	48,643
Net Income Attributable to Noncontrolling Interest	875	4,292	9,120	12,286

Net Income Attributable to Evercore Partners Inc.	$24,309	$13,962	$59,142	$36,357

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders
From Continuing Operations	$24,309	$14,996	$59,142	$37,890
From Discontinued Operations	—	(1,055)	—	(1,596)

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$24,309	$13,941	$59,142	$36,294

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	36,527	32,049	35,655	31,908
Diluted	41,873	38,409	41,819	37,880
Basic Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.67	$0.47	$1.66	$1.19
From Discontinued Operations	—	(0.04)	—	(0.05)

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$0.67	$0.43	$1.66	$1.14

Diluted Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
From Continuing Operations	$0.58	$0.39	$1.41	$1.00
From Discontinued Operations	—	(0.03)	—	(0.04)

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$0.58	$0.36	$1.41	$0.96

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which primarily vested over a five-year period ending December 31, 2013. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the acquisition of SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	GP Investments. Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

d.	Special Charges. Expenses primarily related to employee severance arrangements and facilities-related write-offs in the Institutional Equities business.

e.	Acquisition and Transition Costs. Primarily professional fees for legal and other services incurred during the third quarter of 2014 related to the announcement of the Company’s intent to acquire all of the outstanding equity interests of the operating businesses of ISI. Given the size of the transaction and that the nature of these costs are not in line with our core business expenses, the Company has excluded these costs from its Adjusted Pro Forma results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Professional Fees. The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

8.	Presentation of Income (Loss) from Equity Method Investment in Pan. The Adjusted Pro Forma results from continuing operations exclude the income (loss) from our equity method investment in Pan. The Company’s Management believes this to be a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net Revenues—U.S. GAAP (a)	$227,161	$217,696	$187,328	$593,970	$546,756
Client Related Expenses (1)	(5,596)	(4,489)	(3,443)	(12,618)	(9,676)
Income from Equity Method Investments (2)	1,102	2,038	562	3,381	2,333
Interest Expense on Long-term Debt (3)	2,090	2,037	2,025	6,264	6,051
Equity Method Investment in Pan (4)	—	—	—	—	55

Net Revenues—Adjusted Pro Forma (a)	$224,757	$217,282	$186,472	$590,997	$545,519

Compensation Expense—U.S. GAAP (a)	$136,561	$129,346	$118,328	$357,299	$351,714
Amortization of LP Units and Certain Other Awards (6)	—	—	(4,815)	—	(15,206)
Acquisition Related Compensation Charges (7)	(592)	(2,565)	(3,123)	(6,371)	(13,225)

Compensation Expense—Adjusted Pro Forma (a)	$135,969	$126,781	$110,390	$350,928	$323,283

Operating Income—U.S. GAAP (a)	$39,346	$43,035	$31,868	$103,095	$86,299
Income from Equity Method Investments (2)	1,102	2,038	562	3,381	2,333

Pre-Tax Income—U.S. GAAP (a)	40,448	45,073	32,430	106,476	88,632
Equity Method Investment in Pan (4)	—	—	—	—	55
Amortization of LP Units and Certain Other Awards (6)	—	—	4,815	—	15,206
Acquisition Related Compensation Charges (7)	592	2,565	3,123	6,371	13,225
Special Charges (8)	3,732	—	—	3,732	—
Intangible Asset Amortization (9a)	464	82	82	628	246
Professional Fees (9b)	—	1,672	—	1,672	—
Acquisition and Transition Costs (9c)	4,122	—	—	4,122	—

Pre-Tax Income—Adjusted Pro Forma (a)	49,358	49,392	40,450	123,001	117,364
Interest Expense on Long-term Debt (3)	2,090	2,037	2,025	6,264	6,051

Operating Income—Adjusted Pro Forma (a)	$51,448	$51,429	$42,475	$129,265	$123,415

Provision for Income Taxes—U.S. GAAP (a)	$15,264	$15,387	$12,350	$38,214	$37,215
Income Taxes (10)	3,491	2,641	3,021	7,541	7,384

Provision for Income Taxes—Adjusted Pro Forma (a)	$18,755	$18,028	$15,371	$45,755	$44,599

Net Income from Continuing Operations- U.S. GAAP (a)	$25,184	$29,686	$20,080	$68,262	$51,417
Net Income Attributable to Noncontrolling Interest (a)	(875)	(5,421)	(5,063)	(9,120)	(13,464)
Equity Method Investment in Pan (4)	—	—	—	—	55
Amortization of LP Units and Certain Other Awards (6)	—	—	4,815	—	15,206
Acquisition Related Compensation Charges (7)	592	2,565	3,123	6,371	13,225
Special Charges (8)	3,732	—	—	3,732	—
Intangible Asset Amortization (9a)	464	82	82	628	246
Professional Fees (9b)	—	1,672	—	1,672	—
Acquisition and Transition Costs (9c)	4,122	—	—	4,122	—
Adjustment to Tax Receivable Agreement Liability / Income Taxes (10)	(3,491)	(2,641)	(3,021)	(7,541)	(7,384)
Noncontrolling Interest (11)	3,202	4,780	4,315	10,253	11,308

Net Income from Continuing Operations Attributable to Evercore Partners Inc.—Adjusted Pro Forma (a)	$32,930	$30,723	$24,331	$78,379	$70,609

Diluted Shares Outstanding—U.S. GAAP	41,873	41,860	38,409	41,819	37,880
Vested Partnership Units (12a)	4,670	4,719	5,561	4,823	5,802
Unvested Partnership Units (12a)	—	—	1,441	—	1,441
Unvested Restricted Stock Units—Event Based (12a)	12	12	12	12	12
Acquisition Related Share Issuance (12b)	148	299	444	266	588

Diluted Shares Outstanding—Adjusted Pro Forma	46,703	46,890	45,867	46,920	45,723

Key Metrics: (b)
Diluted Earnings Per Share from Continuing Operations- U.S. GAAP (c)	$0.58	$0.58	$0.39	$1.41	$1.00
Diluted Earnings Per Share from Continuing Operations- Adjusted Pro Forma (c)	$0.71	$0.66	$0.53	$1.67	$1.54
Compensation Ratio—U.S. GAAP	60.1%	59.4%	63.2%	60.2%	64.3%
Compensation Ratio—Adjusted Pro Forma	60.5%	58.3%	59.2%	59.4%	59.3%
Operating Margin—U.S. GAAP	17.3%	19.8%	17.0%	17.4%	15.8%
Operating Margin—Adjusted Pro Forma	22.9%	23.7%	22.8%	21.9%	22.6%
Effective Tax Rate—U.S. GAAP	37.7%	34.1%	38.1%	35.9%	42.0%
Effective Tax Rate—Adjusted Pro Forma	38.0%	36.5%	38.0%	37.2%	38.0%

(a)	Represents the Company’s results from Continuing Operations.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(c)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 and $63 of accretion for the three and nine months ended September 30, 2013, respectively, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Net Revenues—U.S. GAAP	$812,642	$772,809	$760,805
Client Related Expenses (1)	(18,241)	(16,088)	(15,030)
Income from Equity Method Investments (2)	9,374	8,834	3,666
Interest Expense on Long-term Debt (3)	8,301	8,236	8,052
Equity Method Investment in Pan (4)	—	—	96
General Partnership Investments (5)	385	385	—
Adjustment to Tax Receivable Agreement Liability (10)	(6,905)	(6,905)	—

Net Revenues—Adjusted Pro Forma	$805,556	$767,271	$757,589

Compensation Expense—U.S. GAAP	$491,379	$473,146	$485,748
Amortization of LP Units and Certain Other Awards (6)	(4,820)	(9,635)	(20,888)
Acquisition Related Compensation Charges (7)	(9,069)	(11,600)	(18,589)

Compensation Expense—Adjusted Pro Forma	$477,490	$451,911	$446,271

Compensation Ratio—U.S. GAAP (a)	60.5%	61.2%	63.8%
Compensation Ratio—Adjusted Pro Forma (a)	59.3%	58.9%	58.9%

	Investment Banking
	Twelve Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Net Revenues—U.S. GAAP	$715,141	$675,758	$672,701
Client Related Expenses (1)	(18,211)	(16,048)	(14,805)
Income from Equity Method Investments (2)	2,901	2,949	1,323
Interest Expense on Long-term Debt (3)	4,529	4,493	4,366
Adjustment to Tax Receivable Agreement Liability (10)	(5,524)	(5,524)	—

Net Revenues—Adjusted Pro Forma	$698,836	$661,628	$663,585

Compensation Expense—U.S. GAAP	$436,498	$418,573	$430,052
Amortization of LP Units and Certain Other Awards (6)	(4,304)	(8,608)	(18,541)
Acquisition Related Compensation Charges (7)	(9,069)	(11,600)	(18,589)

Compensation Expense—Adjusted Pro Forma	$423,125	$398,365	$392,922

Compensation Ratio—U.S. GAAP (a)	61.0%	61.9%	63.9%
Compensation Ratio—Adjusted Pro Forma (a)	60.5%	60.2%	59.2%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$202,178	$(5,643	)(1)(2)	$196,535	$522,933	$(12,144	)(1)(2)	$510,789
Other Revenue, net	850	1,134	(3)	1,984	(731)	3,424	(3)	2,693

Net Revenues	203,028	(4,509)		198,519	522,202	(8,720)		513,482

Expenses:
Employee Compensation and Benefits	122,064	(592	)(7)	121,472	315,443	(6,371	)(7)	309,072
Non-compensation Costs	39,581	(10,099	)(9)	29,482	107,936	(18,775	)(9)	89,161
Special Charges	3,732	(3,732	)(8)	—	3,732	(3,732	)(8)	—

Total Expenses	165,377	(14,423)		150,954	427,111	(28,878)		398,233

Operating Income (a)	$37,651	$9,914		$47,565	$95,091	$20,158		$115,249

Compensation Ratio (b)	60.1%			61.2%	60.4%			60.2%
Operating Margin (b)	18.5%			24.0%	18.2%			22.4%

	Investment Management Segment
	Three Months Ended September 30, 2014				Nine Months Ended September 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,777	$1,149	(1)(2)	$25,926	$73,493	$2,907	(1)(2)	$76,400
Other Revenue, net	(644)	956	(3)	312	(1,725)	2,840	(3)	1,115

Net Revenues	24,133	2,105		26,238	71,768	5,747		77,515

Expenses:
Employee Compensation and Benefits	14,497	—		14,497	41,856	—		41,856
Non-compensation Costs	7,941	(83	)(9)	7,858	21,908	(265	)(9)	21,643

Total Expenses	22,438	(83)		22,355	63,764	(265)		63,499

Operating Income (a)	$1,695	$2,188		$3,883	$8,004	$6,012		$14,016

Compensation Ratio (b)	60.1%			55.3%	58.3%			54.0%
Operating Margin (b)	7.0%			14.8%	11.2%			18.1%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED JUNE 30, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$192,251	$(3,664	)(1)(2)	$188,587
Other Revenue, net	(928)	1,105	(3)	177

Net Revenues	191,323	(2,559)		188,764

Expenses:
Employee Compensation and Benefits	114,622	(2,565	)(7)	112,057
Non-compensation Costs	38,366	(6,149	)(9)	32,217

Total Expenses	152,988	(8,714)		144,274

Operating Income (a)	$38,335	$6,155		$44,490

Compensation Ratio (b)	59.9%			59.4%
Operating Margin (b)	20.0%			23.6%

	Investment Management Segment
	Three Months Ended June 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$26,801	$1,213	(1)(2)	$28,014
Other Revenue, net	(428)	932	(3)	504

Net Revenues	26,373	2,145		28,518

Expenses:
Employee Compensation and Benefits	14,724	—		14,724
Non-compensation Costs	6,949	(94	)(9)	6,855

Total Expenses	21,673	(94)		21,579

Operating Income (a)	$4,700	$2,239		$6,939

Compensation Ratio (b)	55.8%			51.6%
Operating Margin (b)	17.8%			24.3%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$163,975	$(3,432	)(1)(2)	$160,543	$478,812	$(9,155	)(1)(2)	$469,657
Other Revenue, net	(330)	1,098	(3)	768	(966)	3,281	(3)	2,315

Net Revenues	163,645	(2,334)		161,311	477,846	(5,874)		471,972

Expenses:
Employee Compensation and Benefits	104,139	(7,427	)(6)(7)	96,712	309,459	(26,738	)(6)(7)	282,721
Non-compensation Costs	29,760	(3,432	)(6)(9)	26,328	87,206	(9,615	)(6)(9)	77,591

Total Expenses	133,899	(10,859)		123,040	396,665	(36,353)		360,312

Operating Income (a)	$29,746	$8,525		$38,271	$81,181	$30,479		$111,660

Compensation Ratio (b)	63.6%			60.0%	64.8%			59.9%
Operating Margin (b)	18.2%			23.7%	17.0%			23.7%

	Investment Management Segment
	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,238	$551	(1)(2)	$24,789	$70,764	$1,867	(1)(2)(4)	$72,631
Other Revenue, net	(555)	927	(3)	372	(1,854)	2,770	(3)	916

Net Revenues	23,683	1,478		25,161	68,910	4,637		73,547

Expenses:
Employee Compensation and Benefits	14,189	(511	)(6)	13,678	42,255	(1,693	)(6)	40,562
Non-compensation Costs	7,372	(93	)(9)	7,279	21,537	(307	)(9)	21,230

Total Expenses	21,561	(604)		20,957	63,792	(2,000)		61,792

Operating Income (a)	$2,122	$2,082		$4,204	$5,118	$6,637		$11,755

Compensation Ratio (b)	59.9%			54.4%	61.3%			55.2%
Operating Margin (b)	9.0%			16.7%	7.4%			16.0%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.
(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.
(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.
(4)	The Adjusted Pro Forma results from continuing operations exclude the Income (Loss) from our equity method investment in Pan.
(5)	Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.
(6)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vested over a five-year period ending December 31, 2013, are excluded from the Adjusted Pro Forma presentation.
(7)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.
(8)	Expenses primarily related to employee severance arrangements and facilities-related write-offs in the Institutional Equities business.
(9)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended September 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,999	$—		$9,999	$8,231	$1,768
Professional Fees	10,862	(1,974	)(1)(9b)	8,888	5,930	2,958
Travel and Related Expenses	9,576	(2,665	)(1)	6,911	6,269	642
Communications and Information Services	3,974	(3	)(1)	3,971	3,433	538
Depreciation and Amortization	3,508	(464	)(9a)	3,044	1,756	1,288
Acquisition and Transition Costs	4,122	(4,122	)(9c)	—	—	—
Other Operating Expenses	5,481	(954	)(1)	4,527	3,863	664

Total Non-compensation Costs from Continuing Operations	$47,522	$(10,182)		$37,340	$29,482	$7,858

	Three Months Ended June 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management

Occupancy and Equipment Rental	$10,138	$—		$10,138	$8,437	$1,701
Professional Fees	11,988	(3,273	)(1)(9b)	8,715	6,981	1,734
Travel and Related Expenses	10,098	(2,736	)(1)	7,362	6,761	601
Communications and Information Services	3,922	(5	)(1)	3,917	3,389	528
Depreciation and Amortization	3,537	(82	)(9a)	3,455	1,960	1,495
Acquisition and Transition Costs	1,016	—		1,016	1,016	—
Other Operating Expenses	4,616	(147	)(1)	4,469	3,673	796

Total Non-compensation Costs from Continuing Operations	$45,315	$(6,243)		$39,072	$32,217	$6,855

	Three Months Ended September 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management

Occupancy and Equipment Rental	$8,579	$—		$8,579	$6,890	$1,689
Professional Fees	9,920	(1,974	)(1)	7,946	6,059	1,887
Travel and Related Expenses	7,801	(1,405	)(1)	6,396	5,801	595
Communications and Information Services	3,043	(6	)(1)	3,037	2,522	515
Depreciation and Amortization	3,582	(82	)(9a)	3,500	1,701	1,799
Other Operating Expenses	4,207	(58	)(1)	4,149	3,355	794

Total Non-compensation Costs from Continuing Operations	$37,132	$(3,525)		$33,607	$26,328	$7,279

	Nine Months Ended September 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management

Occupancy and Equipment Rental	$29,621	$—		$29,621	$24,579	$5,042
Professional Fees	31,361	(6,001	)(1)(9b)	25,360	18,804	6,556
Travel and Related Expenses	27,058	(7,064	)(1)	19,994	18,141	1,853
Communications and Information Services	11,269	(13	)(1)	11,256	9,798	1,458
Depreciation and Amortization	10,866	(628	)(9a)	10,238	5,679	4,559
Acquisition and Transition Costs	5,238	(4,122	)(9c)	1,116	1,116	—
Other Operating Expenses	14,431	(1,212	)(1)	13,219	11,044	2,175

Total Non-compensation Costs from Continuing Operations	$129,844	$(19,040)		$110,804	$89,161	$21,643

	Nine Months Ended September 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management

Occupancy and Equipment Rental	$25,494	$—		$25,494	$20,614	$4,880
Professional Fees	27,053	(4,491	)(1)	22,562	17,175	5,387
Travel and Related Expenses	23,251	(4,704	)(1)	18,547	16,790	1,757
Communications and Information Services	9,825	(14	)(1)	9,811	8,324	1,487
Depreciation and Amortization	10,730	(246	)(9a)	10,484	5,099	5,385
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	12,332	(467	)(1)	11,865	9,589	2,276

Total Non-compensation Costs from Continuing Operations	$108,743	$(9,922)		$98,821	$77,591	$21,230

(9a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the SFS acquisition and certain other acquisitions.
(9b)	The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.
(9c)	Primarily professional fees for legal and other services incurred during the third quarter of 2014 related to the announcement of the Company’s intent to acquire all of the outstanding equity interests of the operating businesses of ISI.
(10)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.
(11)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(12a)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive.
(12b)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.